                                                                     EXHIBIT 4.1

                           ADM TRONICS UNLIMITED, INC.

                             PLACEMENT AGENT WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE EXERCISE
                            PERIOD, AS DEFINED BELOW

                      CLASS A COMMON STOCK PURCHASE WARRANT
                                       OF
                           ADM TRONICS UNLIMITED, INC.

         This is to certify that, FOR VALUE RECEIVED, Maxim Group LLC ("HOLDER"), is entitled to purchase, subject to the provisions of this Class A Common Stock Purchase Warrant (this "WARRANT"), from ADM Tronics Unlimited, Inc., a Delaware corporation (the "COMPANY"), at an initial exercise price per share equal to $_____ (100% of the ADMT Discount Price) (the "INITIAL EXERCISE PRICE"), subject to adjustment as provided in this Warrant, _______ shares of the Company's Common Stock, $.0005 par value, (the "COMMON STOCK"). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "WARRANT STOCK," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "EXERCISE PRICE."

         1. ISSUANCE OF WARRANT. This Warrant is being issued pursuant to a private offering of up to 35 units ("UNITS") at an offering price of $100,000 per Unit, each Unit consisting of: (i) one (1) $100,000 Joint Unsecured 6% Convertible Note (the "NOTES"); (ii) one (1) Class A Common Stock Purchase Warrant of ADMT, and (iii) one (1) Class A Common Stock Purchase Warrant of AAN. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the subscription agreement ("SUBSCRIPTION AGREEMENT") attached as an exhibit to the Company's PPM dated May 20, 2004. In addition the following terms have the meanings set forth below:

            "AAN WARRANT" shall mean the Warrant for the purchase of _____ shares of common stock of AA Northvale Medical Associates, Inc., a New Jersey corporation, ("AAN") which was issued to the Holder concurrently with the issuance of the ADMT Warrant. The AAN Warrant is sometimes referred to herein as the "CORRESPONDING AAN WARRANT."


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            "ADMT WARRANT" means this Warrant for the purchase of the number of shares of Common Stock of the Company pursuant to the formula detailed above.

            "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

            "EXERCISE PERIOD" shall mean the period commencing on ___________ and ending at 5:00 p.m., eastern time on __________.

            "OFFERING" shall mean the joint offering of units by the Company and AAN pursuant to a confidential private placement memorandum dated May 20, 2004 ("PPM"), the first supplement dated June 30, 2004 and the second supplement dated August 5, 2004 ("Supplements").

            "PERMITTED ISSUANCES" shall mean: (i) Common Stock issued pursuant to a stock split or subdivision, (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company, (iii) capital stock, debt instruments convertible into capital stock or options or warrants to purchase capital stock, issued to financial institutions, investors or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided that the terms of such transaction or transactions are approved by the Board of Directors of the Company, (iv) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company, (v) Common Stock issued or issuable upon conversion of the Warrants or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of May 20, 2004, and (vi) shares of Common Stock issued or issuable in a transaction approved in advance by the holders of more than 50% of the then outstanding Warrants.

         2. EXERCISE OF WARRANT/REGISTRATION RIGHTS.

         (a) This ADMT Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that the Warrant may only be exercised during such time as the shares of Common Stock underlying the Warrant are registered for resale with the SEC. The Warrant shall be exercised by presentation and surrender of this ADMT Warrant and a proportionate number of the Corresponding AAN Warrants to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed to this ADMT Warrant duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in the Purchase Form in cash (the Holder will receive no consideration for the surrender of all or any portion of the Corresponding AAN Warrants) or on a cashless basis in accordance with (i) below. If this ADMT Warrant should be exercised in part only, the Company shall, upon surrender of this ADMT Warrant (and a proportionate number of the Corresponding AAN Warrants) for cancellation, execute and deliver a new ADMT Warrant (and a proportionate number of Corresponding AAN Warrants) evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this ADMT Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 6 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share.

            (i) The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the Purchase Form attached hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. In the event of an exercise pursuant to this subsection 2(a)(i), the number of shares of Warrant Stock issued to the Holder shall be determined according to the following formula:

                           X = Y(A-B)
                               ------
                                 A
         Where:  X =       the number of shares of Warrant Stock that shall be
                           issued to the Holder;

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


                 Y =       the number of shares of Warrant Stock for which
                           this Warrant is being exercised (which shall include
                           both the number of shares of Warrant Stock issued to
                           the Holder and the number of shares of Warrant Stock
                           subject to the portion of the Warrant being cancelled
                           in payment of the Exercise Price);
                 A =       the Fair Market Value (as defined below) of one share
                           of Common Stock; and
                 B =       the Exercise Price then in effect.


                The Fair Market Value per share of Common Stock shall be determined as follows:

                (1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, as defined below, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date, as defined below, (provided that if the Common Stock is not so listed on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause
(2) below).

                (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, as defined below, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company or an authorized committee of the Board of Directors of the Company (the "BOARD") to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 15 days after such request, notify the Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, as defined below, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 2(a) shall be delayed until such determination is made and notice thereof is provided to the Holder.

         (b) Upon the listing of: (i) the AAN Common Stock on an Approved Market, and (ii) the registration of the resale of the AAN Common Stock underlying the AAN Warrants with the SEC, all ADMT Warrants shall immediately expire without any value to the holder of ADMT Warrants.

         (c) The Holder hereof is hereby granted a demand registration right to the effect that in the event that if, by March 1, 2005: (i) the Spin Off (as described in the PPM of the Company dated May 20, 2004 and the Supplements) is not effected, or (ii) the registration statement of the AAN Common Stock, as described in the PPM and Supplements, has not been declared effective by the SEC, then upon demand of Holder, the Company shall register with the SEC all of the shares of ADMT Common Stock issuable upon the exercise of the ADMT Warrants. The Company shall use its best efforts to have such securities registered within 30 days of the demand made by Holder. In the event that the registration statement covering all of such securities is not declared effective by the SEC within 90 days of the demand for registration or the registration does not remain effective for 60 consecutive days, then the number of shares of ADMT Common Stock issuable upon the exercise of the ADMT Warrants shall be increased by one percent (1%) for each 30 day period (or partial period, as the case may be) following such 90 day period. The Company covenants to maintain the effectiveness of such registration statement until the third (3rd) anniversary of the date of such effectiveness.

         3. RESERVATION OF SHARES; FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This ADMT Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof (along with the Corresponding AAN Warrant) to the Company or at the office of its stock transfer agent, if any, for other ADMT Warrants (and Corresponding AAN Warrants) of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this ADMT Warrant (and Corresponding AAN Warrant) to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new ADMT Warrant (and Corresponding AAN Warrant) in the name of the assignee named in such instrument of assignment and this ADMT Warrant (and Corresponding AAN Warrant) shall promptly be canceled. This ADMT Warrant (and Corresponding AAN Warrant) may be divided or combined with other ADMT Warrants (and Corresponding AAN Warrants) which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new ADMT Warrants (and Corresponding AAN Warrants) are to be issued and signed by the Holder hereof. The term "Warrant" and "ADMT Warrant" as used herein includes any ADMT Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

         6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows and the Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

            (a) Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

                (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                (ii) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price(s) shall be adjusted to equal (A) the Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

            (b) Certain Other Distributions and Adjustments.

                (i) If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                    (A) cash,

                    (B) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

                    (C) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), then Holder, upon exercise of this Warrant, shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant.

                (ii) A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock and in such event Holder shall be entitled to receive such distribution as if Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

            (c) Issuance of Additional Shares of Common Stock.

                (i) If at any time the Company shall issue or sell any shares of Common Stock in exchange for consideration in an amount per share of Common Stock less than the then current Exercise Price, other than Permitted Issuances, then (A) the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock which the aggregate offering price would purchase based upon the Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock issued or issuable in such offering, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

                (ii) The provisions of paragraph (i) of this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).



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            (d) Issuance of Warrants or Other Rights. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Exercise Price, then the number of shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Exercise Price(s) shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

            (e) Issuance of Convertible Securities. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the then current Exercise Price, then the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. If any issue or sale of Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price have been or are to be made pursuant to
Section 6(d), no further adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be made by reason of such record, issue or sale.

            (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            (g) The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

            (h) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (g), inclusive, of this Warrant.

            (i) Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

            (j) Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 6, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         7. REDEMPTION. This ADMT Warrant shall not be redeemable by the Company at anytime.

         8. OFFICER'S CERTIFICATE. Whenever the Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. A copy of each such officer's certificate shall be forwarded to Holder.

         9. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock, or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (4) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in clauses (1), (2), (3) or (4), as the case may be, of this
Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or
(iii) such registration statement is to be filed with the Securities and Exchange Commission.

         10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 3 regarding the increase in the number of shares of Warrant Stock potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

         11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

             (i) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

             (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

         12. GOVERNING LAW; JURISDICTION. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                               ADM Tronics Unlimited, Inc.
                               224-S Pegasus Avenue
                               Northvale, New Jersey 07647
                               Attn: President
                               Tel: (201) 767-6040  Fax: (201) 784-0620

             or such other address as it shall have specified to the Subscriber in writing, with a copy (which shall not constitute notice) to:

                               Frank J. Hariton, Esq.
                               1065 Dobbs Ferry Road
                               White Plains, New York 10607
                               Attn: Frank J. Hariton
                               Tel: 914.674.4373; Fax: 914.693.2963

             If to the Holder: Maxim Group, LLC
                               405 Lexington Avenue, 2nd Floor
                               New York, NY 10017
                               Facsimile No.: (212) 895-2555
                               Attn: Anthony Sarkis

         14. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.


IN WITNESS WHEREOF, this Warrant has been duly executed as of ________, 2004.


                                           ADM TRONICS UNLIMITED, INC.



                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

                                  PURCHASE FORM



To: ADM Tronics Unlimited, Inc.                            Dated:____________


   The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (check applicable box):

   _________ shares of the Common Stock of ADM Tronics Unlimited, Inc. covered by such Warrant; or

   the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in section 2(a).

   The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, plus the return for cancellation of a like number of Corresponding AAN Warrants. Such payment takes the form of (check applicable box or boxes):

                  $______ in lawful money of the United States; and/or

                  the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation) ; and/or the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in section 2(a), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in section 2(a).

                                  ----------------------------------------
                                  Print or Type Name

                                  ----------------------------------------
                                  (Signature must conform in all respects
                                   to name of holder as specified on the
                                   face of Warrant)

                                  ----------------------------------------
                                  (Street Address)

                                  ----------------------------------------
                                  (City)            (State) (Zip Code)


                                               ------------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name:_________________________________________________
          (Please typewrite or print in block letters)



Signature:________________________________________



Social Security or Employer Identification No.:_________________________

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto:

Name:_______________________________________________
      (Please typewrite or print in block letters)

Address:_____________________________________________

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same (along with the Corresponding AAN Warrant) on the books of the Company with full power of substitution.

         Dated: _________________, 200_.



                                      Signature:________________________________


Signature Guaranteed:


-----------------------------------